 8-K -- calypso8k062609.htm - CALYPSO WIRELESS, INC. FORM 8-K DATE OF REPORT JUNE 26, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 26, 2009

COMMISSION FILE NO.: 1-08497

CALYPSO WIRELESS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION IDENTIFICATION NO.)	13-5671924 (IRS EMPLOYER OF INCORPORATION)

21 WATERWAY AVE., SUITE 300, THE WOODLANDS, TEXAS, 77380
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(281) 362-2887
(ISSUERTELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Part 1 - The Audit committee of the Company has learned of an alleged Amended Settlement Agreement with Mr. Daic dated April 3, 2009. The Committee has not been furnished with executed Minutes of Board action or Board Resolution(s) relating to this issue at this time. The Committee is investigating the validity of this agreement with counsel. A copy of this exhibit is attached herewith as Exhibit I.

Part 2 - On August 15, 2008, The Company entered into an agreement with Mr. Drago Daic for a loan in the amount of $61,250 @ 8% interest due in 60 days and secured by Intellectual Property of the Company. This loan was for foreign patent issuance fees. A copy of this note is attached herewith as Exhibit II

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On or about August 15, 2008, the company entered into a note in favor of Mr. Drago Daic as further delineated in ITEM 1.01, Part 2, above

Item 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Part 1 - On June 24, 2009, the company received a demand letter from Mr. Drago Daic alleging a default of the alleged Agreement further delineated in Item 1.01, Part 1, above. A copy of this demand letter is attached herewith in Exhibit III.

Part 2 - On August 21, 2008, Baxtech, USA (Voice to Phone, Inc) provided notice to the Company that it was rescinding the 4 "Baxter" Patents and demanding the "default" payment of $3,000,000 within 60 days. This relates to the "VTP" agreement disclosed (but not referenced) as EX 10-7 "Patents purchase Agreement" in the Company's June 13, 2008 8K filing. The Company's Audit committee is investigating the validity of this claim as well as assessing the damages the Company may have incurred as a result of this transaction should it be deemed improper or illegal. The VTP rescission and demand letter is attached herewith as EXHIBIT VII and the USPTO Assignment database update is attached in EXHIBIT VIII.

ITEM 5.02. - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Part 1 - The Compensation Committee of the company has been presented with a copy of an Employment Agreement for Mr. Richard Pattin. This agreement is a FIVE year agreement effective on April 20, 2008. A copy of this agreement (unsigned) is attached herewith as Exhibit IV.

Part 2 - The Compensation Committee of the company has been presented with a copy of an Employment Agreement for Mr. Cristian Turrini. This agreement is a FIVE year agreement effective on May 15, 2008. A copy of this agreement (unsigned) is attached herewith as Exhibit V.

The Audit and Compensation Committee is investigating the applicability of these two Employment Agreements.

ITEM 8.01 - OTHER ITEMS

The Company's Governance Committee is reviewing the circumstances that led to the negotiation of the original Settlement Agreement with Drago Daic as disclosed in the Company's 8K filed April 24, 2008. That "agreement", as well as the releases of the Company's lawsuits against Drago Daic with prejudice, was signed by Company Management on the day of their previously scheduled resignation and removal from company affairs. At this time it is unknown to the Committee exactly who negotiated that agreement on behalf of the shareholders as well as whether that agreement constituted a sale of all or substantially all of the assets of the Company. If it is determined that this did constitute all or substantially all of the assets of the Corporation or the shareholders were not adequately represented in the negotiation and/or signing of the Agreement, the Committee will recommend that the company place the this "Settlement Agreement" on the agenda of the next shareholders meeting, or will call for a special meeting of shareholders depending on future circumstances, for ratification by the shareholders.

The Audit committee is also discussing recovery of the Baxter patents from Baxtech USA, (Voice To Phone, Inc) with counsel.

Attached Exhibits:

     Exhibit I:       AMENDED AND RESTATED "SETTLEMENT AGREEMENT"

     Exhibit II:      DAIC EUROPEAN PATENTS NOTE

     Exhibit III:     DAIC "DEFAULT" LETTER DATED 6/24/09

     Exhibit IV:     EMPLOYMENT AGREEMENT - RICHARD S. PATTIN

     Exhibit V:      EMPLOYMENT AGREEMENT - CRISTIAN TURRINI

     Exhibit VII:    VTP RESCISSION AND DEMAND LETTER

     Exhibit VIII:   USPTO ASSIGNMENTS UPDATE

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Calypso Wireless, Inc.

/s/ David H. Williams
David H. Williams
Director & Member of the Audit and Compensation Committees

June 26, 2009